EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: April 2, 2026

PHILIP & DANIELE BARACH FAMILY TRUST

	By:	/s/ Philip A. Barach
Philip A. Barach, as Trustee of the Philip & Daniele Barach Family Trust

/s/ Philip A. Barach
Philip A. Barach

/s/ Daniele Barach
Daniele Barach